Exhibit 99.1

VINCOR INTERNATIONAL PARTNERSHIP
 AND SUBSIDIARIES AND VINCOR
 FINANCE, LLC

Combined Financial Statements
March 26, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Constellation Brands, Inc.:

We have audited the accompanying combined balance sheet of Vincor International Partnership and subsidiaries and Vincor Finance, LLC (the Company) as of March 26, 2006, and the related combined statements of income, changes in owners’ equity, and cash flows for the year then ended.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Vincor International Partnership and subsidiaries and Vincor Finance, LLC as of March 26, 2006 and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Rochester, New York
November 19, 2007

VINCOR INTERNATIONAL PARTNERSHIP AND SUBSIDIARIES
AND VINCOR FINANCE, LLC
COMBINED BALANCE SHEET
(in thousands)

March 26,
2006
ASSETS
CURRENT ASSETS:
Cash and cash investments	$4,931
Accounts receivable, net	32,240
Inventories	85,245
Prepaid expenses and other	3,319
Total current assets	125,735
PROPERTY, PLANT AND EQUIPMENT, net	57,814
GOODWILL	41,375
INTANGIBLE ASSETS	15,813
OTHER ASSETS, net	574
Total assets	$241,311

LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
Related party and trade accounts payable	$14,580
Current portion of obligations under capital leases	6,762
Accrued excise taxes	342
Other accrued expenses and liabilities	10,971
Total current liabilities	32,655
LONG-TERM DEBT	100,000
OBLIGATIONS UNDER CAPITAL LEASES	6,507
DEFERRED INCOME TAXES	15,878
COMMITMENTS (NOTE 9)
OWNERS' EQUITY:
Partners' capital	86,101
Membership interest	170
Total owners' equity	86,271
Total liabilities and owners' equity	$241,311

The accompanying notes are an integral part of these combined financial statements.

VINCOR INTERNATIONAL PARTNERSHIP AND SUBSIDIARIES
AND VINCOR FINANCE, LLC
COMBINED STATEMENT OF INCOME
(in thousands)

For the Year Ended
March 26,
2006
SALES	$111,650
Less - Excise taxes	(4,266)
Net sales	107,384
COST OF PRODUCT SOLD	(68,672)
Gross profit	38,712
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(21,254)
NET GAIN ON INSURANCE CLAIM	3,158
Operating income	20,616
INTEREST INCOME	1,487
INTEREST EXPENSE	(6,899)
Income before income taxes	15,204
PROVISION FOR INCOME TAXES	(5,271)
NET INCOME	$9,933

The accompanying notes are an integral part of these combined financial statements.

VINCOR INTERNATIONAL PARTNERSHIP AND SUBSIDIARIES
AND VINCOR FINANCE, LLC
COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
(in thousands)

	Partners'	Membership
	Capital	Interest	Total
BALANCE, March 27, 2005	$76,643	$1,065	$77,708

Net income for Fiscal 2006	9,458	475	9,933
Distribution to Vincor	-	(1,370)	(1,370)

BALANCE, March 26, 2006	$86,101	$170	$86,271

The accompanying notes are an integral part of these combined financial statements.

VINCOR INTERNATIONAL PARTNERSHIP AND SUBSIDIARIES
AND VINCOR FINANCE, LLC
COMBINED STATEMENT OF CASH FLOWS
(in thousands)

For the Year Ended
March 26,
2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,933

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	7,599
Deferred tax provision	245
Net gain on insurance claim	(3,158)
Stock-based compensation expense	(125)
Change in operating assets and liabilities:
Accounts receivable, net	(4,131)
Inventories	(8,828)
Prepaid expenses and other current assets	1,310
Related party and trade accounts payable	4,797
Accrued excise taxes	(32)
Other accrued expenses and liabilities	2,187
Other, net	(13)
Total adjustments	(149)
Net cash provided by operating activities	9,784

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,175)
Net cash used in investing activities	(3,175)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(4,456)
Payment of distribution to Vincor	(1,370)
Net cash used in financing activities	(5,826)

NET INCREASE IN CASH AND CASH INVESTMENTS	783
CASH AND CASH INVESTMENTS, beginning of year	4,148
CASH AND CASH INVESTMENTS, end of year	$4,931

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$6,784
Income taxes	$3,122

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property, plant and equipment under capital lease obligations	$7,603

The accompanying notes are an integral part of these combined financial statements.

VINCOR INTERNATIONAL PARTNERSHIP AND SUBSIDIARIES
AND VINCOR FINANCE, LLC

Notes to Combined Financial Statements
March 26, 2006
(In thousands of dollars, except per share data)

1.	Significant accounting policies:

The operations of Vincor International Partnership and subsidiaries and Vincor Finance, LLC (jointly referred to as “the Company”) primarily consist of the production, marketing and distribution of wines in the United States.  Vincor International Partnership is a general partnership formed under the Nevada Uniform Partnership Act with 99.9% of capital contributed by Vincor International Inc. (“Vincor”) and 0.1% by 3022374 Canada Inc., both of which are companies incorporated in Canada.  The subsidiaries of Vincor International Partnership include, among others, Vincor International II, LLC; Vincor Holdings, Inc.; R.H. Phillips, Inc. and The Hogue Cellars, Ltd.  Vincor Finance, LLC is a wholly-owned subsidiary of Vincor and has been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act.  The combined financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The combined financial statements are presented for a 52-week fiscal year ended March 26, 2006 (“Fiscal 2006”).  Significant accounting policies adopted by the Company are as follows:

(a)	Principles of consolidation:

The combined financial statements include the accounts of the Company and its subsidiaries after elimination of significant intercompany balances and transactions.  The combined financial statements are presented on a combined basis because Vincor International Partnership and subsidiaries and Vincor Finance, LLC are under the common control of Vincor.

(b)	Revenue recognition:

Sales are recognized when title passes to the customer, which is generally when the product is shipped.  Amounts billed to customers for shipping and handling are classified as sales.  Sales reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, coupons, and rebates.

(c)	Cash and cash investments:

Cash and cash investments are comprised of highly liquid investments with original maturities when purchased of three months or less.  Cash investments are carried at cost, which approximates market value.

1.	Significant accounting policies (continued):

(d)	Inventories:

Packaging materials and supplies are valued at the lower of cost or replacement cost.  Bulk wine and finished goods are valued at the lower of cost or net realizable value.  Cost includes the cost of materials plus direct labor applied to the product and the applicable share of manufacturing overheads.  Cost is determined on a first-in, first-out basis.  The Company recognizes the benefit of non-discretionary rebates for achieving specified cumulative purchasing levels as a reduction of the cost of product sold, provided the rebate is probable, and can be reasonably estimated.

(e)	Property, plant and equipment:

Fixed assets acquired are recorded at cost.  Asset retirement obligations, if any, are capitalized as part of the related assets and amortized into earnings over time, along with the increase in the recorded obligation to reflect passage of time.  Costs of maintenance and repairs are expensed as incurred.  Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets of 30 years on buildings and storage tanks and up to 12 years on machinery and equipment.  Vineyard development costs are amortized over the lesser of 25 years or the lease term and commence at the earlier of six years from the initial capitalization of development costs or when 70% of normal annual production is reached. Vineyard development costs include expenses for vines, posts, irrigation, land preparation and other direct expenditures as well as a proportionate amount of vineyard operations costs incurred prior to achieving normal production.

(	f)	Goodwill and intangible assets:

Goodwill represents the excess of the purchase price of business acquisitions over the fair value of identifiable net assets acquired in such acquisitions.  The Company records identifiable intangible assets apart from goodwill.  Intangible assets mainly represent the amounts allocated to brand names.  Goodwill and intangible assets, which have been assessed as having an indefinite life, are not being amortized, but are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  No instances of impairment were noted on the Company’s goodwill and indefinite lived intangible assets for Fiscal 2006.

1.	Significant accounting policies (continued):

(g)	Other assets:

Other assets include deferred financing costs which are stated at cost, net of accumulated amortization, and are amortized on an effective interest basis over the term of the related debt.

(h)	Income taxes:

The Company uses the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income during the period that includes the date of enactment.

(	i)	Foreign exchange translation:

For domestic transactions made in foreign currencies, revenue and expenses are translated at rates in effect at the time of the transactions.  Foreign exchange gains and losses are included in income.  For Fiscal 2006, the Company recorded a net foreign exchange gain of $142.

1.	Significant accounting policies (continued):

(j) Stock-based compensation:

Stock Option Plan

The Company has a stock option plan for employees.  Under the plan, options may be granted to purchase common shares of Vincor at a price that is not less than the market price on the date of the grant.  All of these options have a 10-year life and vest over four years (15%, 20%, 25% and 40% on the first, second, third and fourth anniversaries, respectively, following the date of grant).  To ensure that options are exercised only after the share performance of Vincor justifies the compensation, the options may not be exercised until after the closing price of the common shares, averaged over 21 consecutive trading days, exceeds the exercise price of the options by at least 25%.  In addition, for options issued on or after April 1, 2003, vested options may not be exercised until at least the sixth anniversary of the date of grant, except in the case of termination, resignation, retirement or death.

The Company applies the intrinsic value method described in Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees,” and related interpretations in accounting for this plan.  In accordance with APB No. 25, the compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock.  Options granted under the Company’s stock option plan have an exercise price equal to the market value of the underlying common stock on the date of grant; therefore, no incremental compensation expense has been recognized for grants made to employees under the Company’s stock option plan.  The Company utilizes the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation,” as amended.

During Fiscal 2006, the Company granted 7,500 stock options under the plan at an exercise price of $28.16 and a fair value of $60, or $8.06 per stock option.  The fair value of the Company's stock option grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:  risk-free interest rate of 3.6%; expected dividend yield of 0%; expected life of 8 years; and expected volatility of 30%.  As of March 26, 2006, the Company had 22,500 stock options outstanding with exercise prices ranging from $24.90 to $28.16, a weighted average contractual life of 8 years and a weighted average exercise price of $26.58.

1.	Significant accounting policies (continued):

(j) Stock-based compensation (continued):

The following table illustrates the effect on net income for Fiscal 2006 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

Net income, as reported	$9,933
Deduct: Stock-based employee compensation credit included in reported net income, net of related tax effects	(76)
Add: Total stock-based employee compensation credit determined under fair value based method for all awards, net of related tax effects	36
Pro forma net income	$9,893

Employee Deferred Share Unit Plan

The Company has granted Deferred Share Units of Vincor as an incentive measure for the senior management group.  These units vest only upon termination, retirement or death and are settled in cash.  Under the plan, 1,519 units were awarded during Fiscal 2006.  As of March 26, 2006, there were 3,516 units awarded and outstanding under the plan.  During Fiscal 2006, the Company recorded compensation credit of $35 with a corresponding decrease in a liability to Vincor.  This liability is adjusted each reporting period based on the change in the market price of Vincor’s common stock.

Employee Restricted Share Unit Plan

The Company has granted Restricted Share Units of Vincor as an incentive measure for the senior management group.  These units vest, based on the achievement of financial objectives including the growth of key brands, over a three-year period from the date of grant and are settled 50% in common stock of Vincor and 50% in cash at the fair market value on the vesting date.  There were 9,948 units granted during Fiscal 2006.  As of March 26, 2006, there were 21,323 units outstanding under the plan.  The compensation expense associated with the units awarded under the plan is recorded over the vesting period of the units and the achievement of financial objectives.  The related liability is adjusted each reporting period for the change in the market price of Vincor's common stock.  During Fiscal 2006, the Company recorded compensation credit of $90 with a corresponding decrease in a liability to Vincor.

1.	Significant accounting policies (continued):

(k)	Impairment of long-lived assets:

Long-lived assets, including property, plant and equipment, are depreciated or amortized over their useful lives.  The Company performs an impairment assessment of its long-lived assets held for use whenever events or changes in circumstance indicate that the carrying amount may not be recoverable.  If the sum of the undiscounted future cash flows expected to result from the use and eventual disposal of long-lived assets is less than their carrying values, these assets are considered to be impaired and an impairment loss is measured as the amount by which the carrying value exceeds their fair value.  No losses were recorded for Fiscal 2006.

(l)	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

2.	Inventories:

The components of inventories as of March 26, 2006, are as follows:

Packaging materials and supplies	$1,770
Bulk wine	57,090
Finished goods	26,385
$85,245

3.	Property, plant and equipment:

The major components of property, plant and equipment as of March 26, 2006, are as follows:

Land	$3,366
Vineyards	23,983
Buildings and improvements	12,972
Storage tanks, machinery and equipment	41,440
Construction in progress	795
82,556
Less: Accumulated depreciation	(24,742)
$57,814

The Company entered into a series of capital leases for barrels that are included in storage tanks, machinery and equipment.  As of March 26, 2006, the amount of assets held under capital leases totalled $20,640 with related accumulated depreciation of $8,178.  See Note 7 for discussion of obligations under capital leases.

4.	Other assets:

The major components of other assets as of March 26, 2006, are as follows:

Deferred financing costs	$303
Other	271
$574

5.	Other accrued expenses and liabilities:

The major components of other accrued expenses and liabilities as of March 26, 2006, are as follows:

Marketing and promotions	$4,348
Salaries and commissions	2,255
Income taxes payable	2,158
Other	2,210
$10,971

6.	Long-term debt:

On July 30, 2004, the Company issued senior secured notes bearing a fixed rate of 6.2% with an aggregate principal amount of $100,000 to John Hancock Life Insurance Company and its affiliates.  The senior notes have an average life of nine years and are repayable based on an amortization schedule between September 1, 2009, and August 1, 2014.

The senior notes are secured against the accounts receivable, inventories and trademarks of Vincor and its subsidiaries in Canada.

Subsequent to March 26, 2006, the Company was acquired (see Note 12) and the full principal amount outstanding on the senior notes became due and payable as a result of the acquisition.  Accordingly, the full principal amount was repaid in June 2006.

Interest on long-term debt totalled $6,230 for Fiscal 2006.

7.	Obligations under capital leases:

The Company is the lessee of barrels held under capital leases expiring in various years through fiscal 2009.  Future minimum lease payments for assets held under capital leases are as follows for each of the years indicated:

2007	$6,904
2008	5,325
2009	1,649
Less: Interest	(609)
Net minimum lease payments under capital leases	13,269
Less: Current portion of net minimum capital lease payments	(6,762)
Long-term portion of net minimum capital lease payments	$6,507

Depreciation expense for assets held under capital leases was $4,666 for Fiscal 2006 and is included in depreciation expense.

8.	Income taxes:

The Company's consolidated effective income tax rate for Fiscal 2006 is as follows:

	Amount	% of Pretax income
Income tax provision at statutory rate	$5,169	34.0%
State and local income taxes, net of federal income tax benefit	595	3.9%
Permanent differences	(246)	(1.6)%
Miscellaneous items, net	(247)	(1.6)%
	$5,271	34.7%

The income tax provision for Fiscal 2006 consists of the following:

Current:
Federal	$4,120
State	853
Foreign	53
Total current	5,026
Deferred:
Federal	197
State	48
Total deferred	245
Income tax provision	$5,271

8.	Income taxes (continued):

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of March 26, 2006 are as follows:

Deferred income tax assets:
Accounts receivable	$39
Inventories	396
Accounts payable and other accrued expenses and liabilities	2,009
Net state operating loss carryforwards	161
2,605
Less: current portion	2,254
Non-current deferred income tax assets	351
Deferred income tax liabilities:
Property, plant and equipment	8,765
Intangible assets	6,177
Goodwill	1,287
Non-current deferred income tax liabilities	16,229
Net non-current deferred income tax liability	$15,878

As of March 26, 2006, the Company did not have any federal carryforwards of operating loss.

9.	Commitments:

Operating lease commitments

Step rent provisions, escalation clauses, capital improvement funding and other lease concessions, when present in the Company’s leases, are taken into account in computing the minimum lease payments.  The minimum lease payments for the Company’s operating leases are recognized on a straight-line basis over the minimum lease term.  Future minimum lease payments under noncancelable operating lease agreements for land, vineyards, buildings, retail store premises and equipment having initial or remaining terms of one year or more are as follows during the next five fiscal years and thereafter:

2007	$2,180
2008	1,518
2009	1,258
2010	1,204
2011	1,195
Thereafter	1,528
$8,883

Rent expense was $1,885 for Fiscal 2006.

9.	Commitments (continued):

Grape grower commitments

A portion of the Company's current grape requirements are sourced through long-term contracts of varying lengths.  The estimated grape grower commitments based on contracted tons valued at market prices are as follows for the next five fiscal years and thereafter:

2007	$13,574
2008	11,555
2009	9,308
2010	7,555
2011	7,044
Thereafter	15,286
$64,322

The Company purchased $13,847 of grapes under contracts during Fiscal 2006.

10.	Insurance claim:

In October 2005, finished goods inventory with a book value of $2,377 was destroyed in a fire at a third party warehouse in the United States.  This warehouse was used by a large number of California wineries and by private collectors to store wine.  Inventory at this warehouse was fully insured to recover profits that would have been realized on the sale of the products subject to a deductible of $50.  The claim was settled and paid subsequent to March 26, 2006, for proceeds of $5,535, resulting in a gain of $3,158.

11.	Related party transactions:

In the normal course of business, the Company purchases from and sells certain products to affiliated companies owned directly or indirectly by Vincor.  The Company believes that the prices at which these transactions are carried out are on terms comparable to those that would be available from unaffiliated third parties.

During Fiscal 2006, the Company had the following amounts of purchases and sales transactions with affiliated companies.

	Purchases	Sales
Vincor International IBC Inc.	$16,054	$447
Vincor	6,407	1,694
Kim Crawford Wines Limited	1,411	-
Western Wines Limited	526	-
Goundrey Wines	338	-

11.	Related party transactions (continued):

As of March 26, 2006, the Company had the following accounts receivable and accounts payable with affiliated companies.

	Accounts Receivable	Accounts Payable
Vincor	$684	$6,649
Vincor Insurance Limited, Barbados	200	835
Vincor International IBC Inc.	79	3,673

The accounts receivable and accounts payable are not interest bearing.

In addition, as of March 26, 2006, the Company had loans receivable from Vincor and Vincor New Zealand Limited in the amounts of $25,400 and $6,531, respectively, that are recorded as a reduction to owners’ equity.  The loan to Vincor carries an interest rate of 2.3% and the loan to Vincor New Zealand Limited carries an interest rate of 8.0%.  Both of these loans are unsecured.  During Fiscal 2006, the Company recorded interest income of $612 on its loan to Vincor New Zealand Limited and $572 on its loan to Vincor.  As of March 26, 2006, the Company had accrued interest receivable of $331 with respect to these loans receivable from related parties.

The Company insured some of its risks with Vincor Insurance Limited, Barbados.  During Fiscal 2006, the Company incurred $921 of premiums related to these insurance policies.  The Company also claimed an amount of $200 from Vincor Insurance Limited, Barbados for a part of the casualty loss described in Note 10. This amount was received subsequent to March 26, 2006.

On August 25, 2000, as part of the acquisition of R.H. Phillips Inc., R.H. Phillips Inc. (a wholly-owned subsidiary of the Company) entered into a grape purchase agreement with JK Vineyards, LLC, an entity controlled by John and Karl Giguiere, who were senior officers of R.H. Phillips Inc.  During Fiscal 2006, the Company purchased grapes valued at $2,474 from JK Vineyards, LLC.

12.	Subsequent event:

On June 5, 2006, Constellation Brands, Inc. acquired all of the issued and outstanding shares of Vincor.